Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated March 19, 2007 in the Registration Statement No. 333-133043 of Novelos Therapeutics, Inc. on Form SB-2 (Post-Effective Amendment No. 2), relating to the registration of 34,285,449 shares of common stock. We also consent to the use of our name and the reference to us in the ‘‘Experts’’ section of this registration statement.

/s/ Stowe & Degon

Worcester, MA
March 21, 2007